UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2007

                          Genesis HealthCare Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania                            000-50351                       20-0023783
(State or Other Jurisdiction            (Commission                     (IRS Employer
          of Incorporation)                       File Number)                    Identification No.)

101 East State Street Kennett Square, PA                              19348
    (Address of Principal Executive Offices)                                (Zip Code)

Registrant’s telephone number, including area code:     (610) 444-6350

                                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.         Other events.

     On May 11, 2007, Genesis HealthCare Corporation (“Genesis”) issued a press release announcing, among other things, that the Genesis Board of Directors would meet on Monday, May 14, 2007 to review previously disclosed proposals from both the venture between affiliates of Formation Capital, LLC and JER Partners, on the one hand, and Fillmore Capital Partners, LLC (“Fillmore”), on the other hand (the “May 11 press release”).

     Also on May 11, 2007, Genesis received a letter from FC-GEN Acquisition, Inc., an affiliate of Formation Capital LLC and JER Partners (“FC-GEN”), in which FC-GEN proposed to amend the existing merger agreement between Genesis, FC-GEN, and GEN Acquisition Corp. to increase the merger consideration payable to shareholders to $67.50 per share in cash; provided that if the FC-GEN transaction does not close before July 31, 2007, the purchase price will increase by $0.01664 per day, or approximately 9% per annum, from July 31, 2007 through August 31, 2007, and, if the FC-GEN transaction does not close by August 31, 2007, the purchase price will increase by $0.01849 per day, or approximately 10% per annum, from September 1, 2007 until the FC-GEN transaction closes. FC-GEN also proposed to increase the termination fee payable by Genesis to FC-GEN under certain circumstances to $40 million from $15 million.

     On May 14, 2007, Genesis received a letter from FC-GEN in which FC-GEN amended its earlier proposal to increase the merger consideration payable to shareholders to $68.15 per share in cash; provided that if the FC-GEN transaction does not close before July 31, 2007, the purchase price will increase by $0.01680 per day, or approximately 9% per annum, from July 31, 2007 through August 31, 2007, and, if the FC-GEN transaction does not close by August 31, 2007, the purchase price will increase by $0.01867 per day, or approximately 10% per annum, from September 1, 2007 until FC-GEN transaction closes (“Formation proposal”). Later on May 14, 2007, Genesis received an additional letter from FC-GEN stating that the Formation proposal would expire by its terms at 9:00 a.m. EDT on Tuesday, May 15, 2007. The Formation proposal has so expired.

     Also on May 14, 2007, Genesis received a letter from Fillmore in which Fillmore proposed to acquire all of the outstanding stock of Genesis for $69.25 per share in cash; provided that if the proposed Fillmore transaction does not close before September 1, 2007, the purchase price will increase by $0.01518 per day, or approximately 8% per annum, from September 1, 2007 until the proposed Fillmore transaction closes (“Fillmore proposal”). Under the Fillmore proposal, Genesis would be required to pay to Fillmore a termination fee in the amount of $50 million in certain circumstances (or $15 million plus up to $7.5 million in expenses, if, during the first ten days following the entry by Genesis into a merger agreement with Fillmore, Genesis were to terminate such agreement with Fillmore in order to accept a superior proposal. Genesis also received on May 14 a letter from Fillmore extending the expiration date of its previously disclosed May 10 proposal to 5:00 p.m. (EDT) on May 21, 2007 from 5:00 p.m. (EDT) on May 15, 2007.

     On May 15, 2007, Genesis issued a press release announcing, among other things, that Genesis had received the Formation proposal and the Fillmore proposal; that the Genesis Board of Directors’ had determined by majority vote that the Fillmore proposal is a “Superior Proposal” within the meaning of Genesis’s current merger agreement with FC-GEN; that Genesis had issued to FC-GEN a notice of Genesis’s intention to terminate the FC-GEN merger agreement and/or change its current recommendation concerning the FC-GEN merger; that the issuance of such notice had commenced a four calendar waiting period during which FC-GEN has the opportunity to make a counter-proposal: and that the adjourned annual meeting of shareholders, at which the shareholder vote on the FC-GEN transaction will take place, has been rescheduled to May 30, 2007 from May 18, 2007 (“May 15 press release”).

     A copy of the letter received from FC-GEN on May 11, 2007 is attached hereto as Exhibit 99.1, a copy of the letter received from FC-GEN on May 14, 2007 containing the Formation proposal is attached hereto as Exhibit 99.2, a copy of the letter received from FC-GEN on May 14, 2007 concerning the expiration date is attached hereto as Exhibit 99.3, a copy of the letter received from Fillmore on May 14, 2007 containing the Fillmore proposal is attached hereto as Exhibit 99.4, a copy of the letter received from Fillmore on May 14, 2007 concerning the expiration date is attached hereto as Exhibit 99.5, a copy of the May 11 press release is attached hereto as Exhibit 99.6, a copy of the May 15 press release is attached hereto as Exhibit 99.7.

Item 9.01         Financial Statements and Exhibits.

            (d)         Exhibits

Exhibit No.	Description
99.1	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 11, 2007.
99.2	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 14, 2007.
99.3	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 14, 2007.
99.4	Letter from Fillmore Capital Partners, LLC, to Goldman, Sachs & Co., dated May 14,
2007.
99.5	Letter from Fillmore Capital Partners, LLC, to Goldman, Sachs & Co., dated May 14,
2007.
99.6	Press Release, dated May 11, 2007.
99.7	Press Release, dated May 15, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTHCARE CORPORATION

By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Chief Financial Officer

Date: May 15, 2007

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 11, 2007.
99.2	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 14, 2007.
99.3	Letter from FC-GEN Acquisition, Inc. to the Board of Directors of Genesis HealthCare
Corporation, dated May 14, 2007.
99.4	Letter from Fillmore Capital Partners, LLC, to Goldman, Sachs & Co., dated May 14,
2007.
99.5	Letter from Fillmore Capital Partners, LLC, to Goldman, Sachs & Co., dated May 14,
2007.
99.6	Press Release, dated May 11, 2007.
99.7	Press Release, dated May 15, 2007.